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                                                                    EXHIBIT 10.5


                    FIRST AMENDMENT TO TERMINATION AGREEMENT


         THIS FIRST AMENDMENT (the "Amendment") to the Termination Agreement dated as of December 16, 1998 (the "Termination Agreement"), between PetroQuest Energy, Inc., a Delaware corporation (the "Company"), and Charles T. Goodson (the "Executive") is made and entered into this 30th day of July, 1999 between the Company and the Executive. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Termination Agreement.

                              W I T N E S S E T H:


         WHEREAS, the Company and the Executive entered into the Termination Agreement providing for, among other things, the payment of severance benefits to the Executive by the Company upon a Change in Control of the Company and consequent actual or constructive termination of the Executive's employment by the Company (a "Change in Control Termination");

         WHEREAS, the Company intends to raise up to $5,500,000 in a private placement of Units at a purchase price of $1.00 per Unit (the "Private Placement"), each Unit consisting of one share of Common Stock and one warrant to purchase one-half of a share of Common Stock, which Private Placement is expected to close on or before August 31, 1999;

         WHEREAS, in connection with the Private Placement, the Company and the Executive have agreed that Executive will forgo severance payments in certain transactions where the consideration to the Company or the Company's shareholders (the "Shareholders") has a value of less than $1.00 per share, unless such transaction is approved by not less than two-thirds of the Shareholders;

         WHEREAS, the Executive, as a shareholder of the Company, will indirectly benefit from the Private Placement; and

         WHEREAS, the Company and the Executive desire to amend the Termination Agreement in accordance with the above intentions.

         NOW, THEREFORE, the Company and the Executive hereby amend the Termination Agreement as follows:


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1.       The first paragraph set forth immediately after Section 3(d) is hereby deleted and replaced in its entirety with the following:

         Notwithstanding the foregoing, if any transaction described under paragraphs (a), (c) and (d) of this Section 3 results in consideration to the Company or the shareholders of the Company, as the case may be, from such transaction with a value (as determined in good faith by the Compensation Committee of the Board) of less than $1.00 per share (subject to adjustment for stock splits and combination and stock dividends after the date hereof), no Change in Control will be deemed to occur unless such transaction is approved by persons holding not less than two-thirds of the combined voting power of the Company's voting securities entitled to vote on such transaction. In addition, no Change in Control shall be deemed to occur if there is consummated any transaction or series of integrated transactions immediately following which, in the judgment of the Compensation Committee of the Board, the holders of the Company's Common Stock immediately prior to such transaction or series of transactions continue to have the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately prior to such transaction or series of transactions.

2. Except as otherwise amended hereby, the Termination Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the date first written above.


                                    PETROQUEST ENERGY, INC.


                                    By:     /s/ Alfred J. Thomas, II
                                       -----------------------------------------
                                            Alfred J. Thomas, II,
                                            Chief Operating Officer


                                    EXECUTIVE:


                                            /s/ Charles T. Goodson
                                       -----------------------------------------
                                            Charles T. Goodson



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